Exhibit 99.1

NEWS RELEASE

NuVasive Announces Third Quarter 2019 Financial Results

SAN DIEGO – October 30, 2019 – NuVasive, Inc. (NASDAQ: NUVA), the leader in spine technology innovation, focused on transforming spine surgery with minimally disruptive, procedurally integrated solutions, today announced financial results for the quarter ended September 30, 2019.

Third Quarter 2019 Highlights

•	Revenue increased 7.2% to $290.8 million, or 7.5% on a constant currency basis;
•	GAAP operating profit margin of 10.5%; Non-GAAP operating profit margin of 15.7%;
•	GAAP diluted earnings per share of $0.21; Non-GAAP diluted earnings per share of $0.59; and
•	Company raises full-year 2019 financial guidance.

“In the third quarter 2019, NuVasive grew at multiples of market, with revenue increasing 7.2% driven by nearly double-digit organic growth within U.S. Hardware,” said J. Christopher Barry, chief executive officer of NuVasive. “In addition to strong topline results, our margin expansion demonstrates the ability to improve profitability with continued commitment to driving operational excellence. Based on the Company’s performance year to date, we are raising full-year 2019 financial guidance to reflect continued growth and confidence in the business.”

A full reconciliation of GAAP to non-GAAP financial measures can be found in the tables of this news release.

Third Quarter 2019 Results

NuVasive reported third quarter 2019 total revenue of $290.8 million, a 7.2% increase compared to $271.3 million for the third quarter 2018. On a constant currency basis, third quarter 2019 total revenue increased 7.5% compared to the same period last year.

For the third quarter 2019, both GAAP and non-GAAP gross profit was $213.8 million and GAAP and non-GAAP gross margin was 73.5%. These results compared to GAAP and non-GAAP gross profit of $197.1 million and $197.4 million, respectively, and GAAP and non-GAAP gross margin of 72.7% and 72.8%, respectively, for the third quarter 2018.

The Company reported GAAP net income of $11.0 million, or diluted earnings per share of $0.21, for the third quarter 2019 compared to a GAAP net income of $15.9 million, or diluted earnings per share of $0.30, for the third quarter 2018. On a non-GAAP basis, the Company reported net income of $30.9 million, or diluted earnings per share of $0.59, for the third quarter 2019 compared to net income of $29.5 million, or diluted earnings per share of $0.56, for the third quarter 2018.

Annual Financial Guidance for 2019

The Company raised its full-year 2019 financial guidance as a result of strong financial performance to date.

2019 Guidance Range [1]
		Prior		Current
		GAAP	Non-GAAP	GAAP	Non-GAAP
	Revenue	$1.14B - $1.16B	$1.14B - $1.16B	~$1.16B	~$1.16B
	% Growth - Reported	3.4% - 5.4%	3.4% - 5.4%	5.1% - 5.8%	5.1% - 5.8%
	% Growth - Constant Currency [2]		3.8% - 5.8%		5.6% - 6.3%
	Operating margin	9.1% - 9.5%	15.3% - 15.7%	9.4% - 9.8%	15.5% - 15.9%
	Earnings per share	$0.93 - $1.03	$2.25 - $2.35	$0.95 - $1.00	$2.35- $2.40
	EBITDA margin	21.2% - 21.5%	25.5% - 25.9%	20.6% - 21.0%	25.0% - 25.4%
	Tax Rate	~24%	~23%	~26%	~23%

[1]	Prior guidance reflects the range provided July 30, 2019. Current guidance reflects the range provided October 30, 2019.
[2]	Constant currency is a measure that adjusts US GAAP revenue for the impact of currency over the same period in the prior year.

•

The Company updates full-year 2019 revenue to approximately $1.16 billion, compared with prior guidance of $1.14 billion to $1.16 billion, which now includes approximately $6 million in year-over-year currency headwinds compared with prior guidance of $5 million. This reflects reported growth in the range of 5.1% to 5.8%, compared with prior guidance of 3.4% to 5.4%. Revenue growth on a constant currency basis is in the range of 5.6% to 6.3%, compared with prior guidance of 3.8% to 5.8%;

•	Non-GAAP operating profit margin of 15.5% to 15.9%, compared with prior guidance of 15.3% to

15.7%;

•	Non-GAAP diluted earnings per share in a range of $2.35 to $2.40, compared with prior guidance of $2.25 to $2.35;

•	Adjusted EBITDA margin of 25.0% to 25.4%, compared with prior guidance of 25.5% to 25.9%; and
•	Non-GAAP effective tax expense rate of approximately 23%.

Organizational Structure
NuVasive announced today a new organizational structure, effective January 1, 2020, to further build upon its success and advance the Company’s five-year strategic plan.

“We are implementing organizational structure changes to bring together the commercial, product and technology teams under one function and to establish a new global operations function focused on supply chain and logistics,” continued Barry. “This is a natural progression aligned with our recently announced five-year strategy and our purpose to transform surgery, advance care and change lives.”

The new organizational structure combines customer-facing and innovation activities under a single function led by the Company’s president, Matt Link. A new global operations function, including supply chain, distribution, manufacturing, quality assurance and real estate & facilities, will be led by Dale Wolf, NuVasive’s current head of manufacturing.

Supplementary Financial Information

For additional financial detail, please visit the Investor Relations section of the Company's website at www.nuvasive.com to access Supplementary Financial Information.

Reconciliation of Full Year EPS Guidance
			2019 Guidance Range [1,2]
		2018 Actuals [1]	Prior [3]	Current [4]
	GAAP net income per share	$0.24	$0.93 - 1.03	$0.95- 1.00
	Impact of change to diluted share count	—	—	—
	GAAP net income per share, adjusted to diluted Non-GAAP share count	$0.24	$0.93 - 1.03	$0.95 - 1.00

	Business transition costs [5]	0.22	0.11	0.10
	Non-cash purchase accounting adjustments on acquisitions [6]	0.02	—	—
	Non-cash interest expense on convertible notes	0.32	0.34	0.34
	Litigation related expenses and settlements [7]	0.65	0.18	0.19
	Non-recurring consulting fees [8]	0.12	—	—
	Net loss on strategic investments	0.07	—	0.09
	Amortization of intangible assets	0.97	0.96	0.97
	Purchase of in-process research and development [9]	0.17	—	—
	European medical device regulation [10]	0.01	0.11	0.09
	Tax effect of adjustments [11]	(0.56)	(0.38)	(0.38)
	Non-GAAP earnings per share	$2.23	$2.25 - 2.35	$2.35 - 2.40

	GAAP Weighted shares outstanding - basic	51,382	51,954	51,959
	GAAP Weighted shares outstanding - diluted	52,355	52,898	52,948
	Non-GAAP Weighted shares outstanding - diluted [12]	52,178	52,586	52,578

[1]	Items may not foot due to rounding.
[2]	Prior guidance reflects the range provided July 30, 2019. Current guidance reflects the range provided October 30, 2019.
[3]	Effective tax expense rate of ~24% applied to GAAP earnings and ~23% applied to Non-GAAP earnings.
[4]	Effective tax expense rate of ~26% applied to GAAP earnings and ~23% applied to Non-GAAP earnings.
[5]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

[6]

Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

[7]

Represents the loss recorded in connection with the settlement of the Madsen Medical, Inc. litigation matter, as well as expenses associated with ongoing litigation with a former Board member and his current employer related to various matters, including infringement of the Company’s intellectual property.

[8]	Non-recurring consulting fees associated with the implementation of our state tax-planning strategy.
[9]	Purchase of an in-process research and development asset which had no future alternative use.
[10]	Costs related to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with European medical device regulation.
[11]

The impact on results from taxes include tax affecting the adjustments above at the statutory rate as well as taking into account discrete items and including those discrete items in the annual effective tax rate calculation. The Company also includes those adjustments that would have benefited the tax rate in lieu of the above adjustments as part of the Company’s tax filings. The impact of the changes to the tax rate results in an annual rate of ~43% benefit on a GAAP basis and ~18% on a non-GAAP basis in 2018.

[12]	Adjusted non-GAAP diluted WASO excludes the impact of dilutive convertible notes and warrants for which the Company is economically hedged through its anti-dilutive bond hedge arrangements.

Reconciliation of Non-GAAP Operating Margin %

			2019 Guidance Range [1,2]
	(in thousands, except %)	2018 Actuals [1]	Prior	Current
	Non-GAAP Gross Margin % [A]	71.9%	72.5% - 73.0%	72.8% - 73.2%
	Non-cash purchase accounting adjustments on acquisitions [3]	(0.1%)	0.0%	0.0%
	GAAP Gross Margin [B]	71.8%	72.5% - 73.0%	72.8% - 73.2%

	Non-GAAP Sales, Marketing & Administrative Expense [C]	51.1%	50.8% - 51.7%	50.9% - 51.7%
	Non-recurring consulting fees [4]	0.6%	0.0%	0.0%
	Litigation related expenses [5]	0.6%	0.8%	0.8%
	GAAP Sales, Marketing & Administrative Expense [D]	52.3%	51.6% - 52.5%	51.7% - 52.5%

	GAAP and Non-GAAP Research & Development Expense [E]	5.6%	6.0%	6.0%

	Litigation related settlements [F] [6]	2.5%	0.0%	0.0%
	Amortization of intangible assets [G]	4.6%	4.4%	4.4%
	Purchase of in-process research and development [H] [7]	0.8%	0.0%	0.0%
	European medical device regulation [I] [8]	0.0%	0.5%	0.4%
	Business transition costs [J] [9]	1.0%	0.5%	0.5%

	Non-GAAP Operating Margin % [A - C - E]	15.1%	15.3% - 15.7%	15.5% - 15.9%

	GAAP Operating Margin % [B - D - E - F - G - H - I - J]	4.9%	9.1% - 9.5%	9.4% - 9.8%

[1]	Items may not foot due to rounding.
[2]	Prior guidance reflects the range provided July 30, 2019. Current guidance reflects the range provided October 30, 2019.
[3]

Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

[4]	Non-recurring consulting fees associated with the implementation of our state tax-planning strategy.
[5]	Expenses associated with ongoing litigation with a former Board member and his current employer related to various matters, including infringement of the Company’s intellectual property.
[6]	Represents the loss recorded in connection with the settlement of the Madsen Medical, Inc. litigation matter.
[7]	Purchase of an in-process research and development asset which had no future alternative use.
[8]	Costs related to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with European medical device regulation.
[9]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

Reconciliation of EBITDA Margin %

			2019 Guidance Range [1,5]
	(in thousands, except %)	2018 Actuals [1,2]	Prior [3]	Current [4]
	Net Income	1.1%	4.3% - 4.7%	4.2% - 4.6%
	Interest income / expense, net	3.4%	3.3%	3.2%
	Income tax benefit / (expense)	(0.3%)	1.5%	1.5%
	Depreciation and amortization	11.8%	11.9%	11.7%
	EBITDA Margin	16.0%	21.2% - 21.5%	20.6% - 21.0%
	Non-cash stock based compensation	2.3%	2.5%	2.3%
	Business transition costs [6]	1.0%	0.5%	0.4%
	Non-cash purchase accounting adjustments on acquisitions [7]	0.1%	0.0%	0.0%
	Litigation related expenses and settlements [8]	3.1%	0.8%	0.9%
	Non-recurring consulting fees [9]	0.6%	0.0%	0.0%
	In-process research and development [10]	0.8%	0.0%	0.0%
	European medical device regulation [11]	0.0%	0.5%	0.4%
	Net loss on strategic investments	0.3%	0.0%	0.4%
	Adjusted EBITDA Margin	24.3%	25.5% - 25.9%	25.0% - 25.4%

[1]	Items may not foot due to rounding.
[2]	Effective tax expense rate of ~43% benefit applied to GAAP earnings and ~18% applied to Non-GAAP earnings.
[3]	Effective tax expense rate of ~24% applied to GAAP earnings and ~23% applied to Non-GAAP earnings.
[4]	Effective tax expense rate of ~26% applied to GAAP earnings and ~23% applied to Non-GAAP earnings.
[5]	Prior guidance reflects the range provided July 30, 2019. Current guidance reflects the range provided October 30, 2019.
[6]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

[7]

Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

[8]

Represents the loss recorded in connection with the settlement of the Madsen Medical, Inc. litigation matter, as well as expenses associated with ongoing litigation with a former Board member and his current employer related to various matters, including infringement of the Company’s intellectual property.

[9]	Non-recurring consulting fees associated with the implementation of our state tax-planning strategy.
[10]	Purchase of an in-process research and development asset which had no future alternative use.
[11]	Charges represent the costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with European medical device regulation.

Reconciliation of GAAP to Non-GAAP Information

Management uses certain non-GAAP financial measures such as non-GAAP earnings per share, non-GAAP net income, non-GAAP operating expenses and non-GAAP operating profit margin, which exclude amortization of intangible assets, business transition costs, purchased in-process research and development, one-time restructuring and related items in connection with acquisitions, investments and divestitures, non-recurring consulting fees, certain litigation expenses and settlements, certain European medical device regulation costs, gains and losses from strategic investments, and non-cash interest expense (excluding debt issuance cost). Management also uses certain non-GAAP measures which are intended to exclude the impact of foreign exchange currency fluctuations. The measure constant currency utilizes an exchange rate that eliminates fluctuations when calculating financial performance numbers. The Company also uses measures such as free cash flow, which represents cash flow from operations less cash used in the acquisition and disposition of capital. Additionally, the Company uses an adjusted EBITDA measure which represents earnings before interest, taxes, depreciation and amortization and excludes the impact of stock-based compensation, business transition costs, purchased in-process research and development, one-time restructuring and related items in connection with acquisitions, investments and divestitures, non-recurring consulting fees, certain litigation expenses and settlements, certain European medical device regulation costs, gains and losses on strategic investments, and other significant one-time items.

Management calculates the non-GAAP financial measures provided in this earnings release excluding these costs and uses these non-GAAP financial measures to enable it to further and more consistently analyze the period-to-period financial performance of its core business operations. Management believes that providing investors with these non-GAAP measures gives them additional information to enable them to assess, in the same way management assesses, the Company's current and future continuing operations. These non-GAAP measures are not in accordance with, or an alternative for, GAAP, and may be different from non-GAAP measures used by other companies. Set forth below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measure.

	For the Three Months Ended September 30, 2019
	Reconciliation of GAAP to Non-GAAP Financial Measures
	(Unaudited - in thousands, except per share data)

		Gross Profit	Operating Profit	Net Income	Diluted EPS	Diluted WASO [5]	Net Income to Adjusted EBITDA
	Reported GAAP	$213,807	$30,514	$11,010	$0.21	53,056	$11,010
	% of revenue	73.5%	10.5%
	Amortization of intangible assets		12,596	12,596
	Litigation related expenses and settlements [1]		1,899	1,899			1,899
	Business transition costs [2]		(333)	(333)			(333)
	European medical device regulation [3]		953	953			953
	Non-cash interest expense on convertible notes			4,432
	Net loss on strategic investments			4,767			4,767
	Tax effect of adjustments [4]			(4,455)
	Interest expense/(income), net						9,034
	Income tax expense						4,774
	Depreciation and amortization						33,631
	Non-cash stock based compensation						7,829
	Adjusted Non-GAAP	$213,807	$45,629	$30,869	$0.59	52,590	$73,564
	% of revenue	73.5%	15.7%				25.3%

[1]	Represents expenses associated with ongoing litigation with a former Board member and his current employer related to various matters, including infringement of the Company’s intellectual property.
[2]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

[3]	Represents costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with European medical device regulation.
[4]

Represents the impact from tax affecting the adjustments above at their statutory tax rate. As of October 30, 2019, the Company estimated an annual tax rate of ~26% on a GAAP basis and ~23% on a non-GAAP basis.

[5]	Adjusted non-GAAP diluted WASO excludes the impact of dilutive convertible notes and warrants for which the Company is economically hedged through its anti-dilutive bond hedge arrangements.

	For the Nine Months Ended September 30, 2019
	Reconciliation of GAAP to Non-GAAP Financial Measures
	(Unaudited - in thousands, except per share data)

		Gross Profit	Operating Profit	Net Income	Diluted EPS	Diluted WASO [5]	Net Income to Adjusted EBITDA
	Reported GAAP	$628,615	$80,884	$35,358	$0.67	52,667	$35,358
	% of revenue	73.3%	9.4%
	Amortization of intangible assets		38,498	38,498
	Litigation related expenses and settlements [1]		6,976	6,976			6,976
	Business transition costs [2]		5,146	5,146			5,146
	European medical device regulation [3]		2,685	2,685			2,685
	Non-cash interest expense on convertible notes			13,125
	Net loss on strategic investments			4,767			4,767
	Tax effect of adjustments [4]			(15,269)
	Interest expense/(income), net						27,461
	Income tax expense						12,012
	Depreciation and amortization						101,245
	Non-cash stock based compensation						20,447
	Adjusted Non-GAAP	$628,615	$134,189	$91,286	$1.74	52,512	$216,097
	% of revenue	73.3%	15.6%				25.2%

[1]	Represents expenses associated with ongoing litigation with a former Board member and his current employer related to various matters, including infringement of the Company’s intellectual property.
[2]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

[3]	Represents costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with European medical device regulation.
[4]

Represents the impact from tax affecting the adjustments above at their statutory tax rate. As of October 30, 2019, the Company estimated an annual tax rate of ~26% on a GAAP basis and ~23% on a non-GAAP basis.

[5]	Adjusted non-GAAP diluted WASO excludes the impact of dilutive convertible notes and warrants for which the Company is economically hedged through its anti-dilutive bond hedge arrangements.

	For the Three Months Ended September 30, 2018
	Reconciliation of GAAP to Non-GAAP Financial Measures
	(Unaudited - in thousands, except per share data)

		Gross Profit	Operating Profit	Net Income	Diluted EPS	Diluted WASO [6]	Net Income to Adjusted EBITDA
	Reported GAAP	$197,141	$17,971	$15,923	$0.30	53,189	$15,923
	% of revenue	72.7%	6.6%
	Non-cash purchase accounting adjustments on acquisitions [1]	270	270	270			270
	Amortization of intangible assets		12,349	12,349
	Litigation related expenses and settlements [2]		1,333	1,333			1,333
	Business transition costs [3]		1,443	1,443			1,443
	Purchase of in-process research and development [4]		8,913	8,913			8,913
	Non-cash interest expense on convertible notes			4,208
	Net gain on strategic investments			(5,137)			(5,137)
	Tax effect of adjustments [5]			(9,798)
	Interest expense/(income), net						8,905
	Income tax benefit						(2,618)
	Depreciation and amortization						32,258
	Non-cash stock based compensation						11,068
	Adjusted Non-GAAP	$197,411	$42,279	$29,504	$0.56	52,539	$72,358
	% of revenue	72.8%	15.6%				26.7%

[1]

Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

[2]	Represents expenses associated with ongoing litigation with a former Board member and his current employer related to various matters, including infringement of the Company’s intellectual property.
[3]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

[4]	Purchase of an in-process research and development asset which had no future alternative use.
[5]

Represents the impact from tax affecting the adjustments above at their statutory tax rate. As of October 30, 2018, the Company estimated an annual tax rate of ~18% on a GAAP basis and ~21% on a non-GAAP basis.

[6]	Adjusted non-GAAP diluted WASO excludes the impact of dilutive convertible notes and warrants for which the Company is economically hedged through its anti-dilutive bond hedge arrangements.

	For the Nine Months Ended September 30, 2018
	Reconciliation of GAAP to Non-GAAP Financial Measures
	(Unaudited - in thousands, except per share data)

		Gross Profit	Operating Profit	Net Income	Diluted EPS	Diluted WASO [7]	Net Income to Adjusted EBITDA
	Reported GAAP	$588,357	$28,312	$322	$0.01	52,296	$322
	% of revenue	72.3%	3.5%
	Non-cash purchase accounting adjustments on acquisitions [1]	1,080	1,080	1,080			1,080
	Non-recurring consulting fees [2]		6,084	6,084			6,084
	Amortization of intangible assets		37,402	37,402
	Litigation related expenses and settlements [3]		31,302	31,302			31,302
	Business transition costs [4]		7,694	7,694			7,694
	Purchase of in-process research and development [5]		8,913	8,913			8,913
	Non-cash interest expense on convertible notes			12,460
	Net loss on strategic investments			3,867			3,867
	Tax effect of adjustments [6]			(28,682)
	Interest expense/(income), net						28,078
	Income tax benefit						(7,931)
	Depreciation and amortization						96,409
	Non-cash stock based compensation						22,062
	Adjusted Non-GAAP	$589,437	$120,787	$80,442	$1.54	52,079	$197,880
	% of revenue	72.5%	14.8%				24.3%

[1]

Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

[2]	Non-recurring consulting fees associated with the implementation of our state tax-planning strategy.
[3]

Represents the loss recorded in connection with the settlement of the Madsen Medical, Inc. litigation matter, as well as expenses associated with ongoing litigation with a former Board member and his current employer related to various matters, including infringement of the Company’s intellectual property.

[4]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

[5]	Purchase of an in-process research and development asset which had no future alternative use.
[6]

Represents the impact from tax affecting the adjustments above at their statutory tax rate. As of October 30, 2018, the Company estimated an annual tax rate of ~18% on a GAAP basis and ~21% on a non-GAAP basis.

[7]	Adjusted non-GAAP diluted WASO excludes the impact of dilutive convertible notes and warrants for which the Company is economically hedged through its anti-dilutive bond hedge arrangements.

Investor Conference Call

NuVasive will hold a conference call today at 4:30 p.m. ET / 1:30 p.m. PT to discuss the results of its financial performance for the third quarter 2019. The dial-in numbers are 1-877-407-9039 for domestic callers and 1-201-689-8470 for international callers. A live webcast of the conference call will be available online from the Investor Relations page of the Company’s website at www.nuvasive.com. After the live webcast, the call will remain available on NuVasive’s website through November 29, 2019. In addition, a telephone replay of the call will be available until November 6, 2019. The replay dial-in numbers are 1-844-512-2921 for domestic callers and 1-412-317-6671 for international callers. Please use pin number: 13695343.

About NuVasive

NuVasive, Inc. (NASDAQ: NUVA) is the leader in spine technology innovation, focused on transforming spine surgery and beyond with minimally disruptive, procedurally integrated solutions designed to deliver reproducible and clinically proven surgical outcomes. The Company's portfolio includes access instruments, implantable hardware, biologics, software systems for surgical planning, navigation and imaging solutions, magnetically adjustable implant systems for spine and orthopedics, and intraoperative monitoring service offerings. With more than $1 billion in revenues, NuVasive has approximately 2,600 employees and operates in more than 50 countries serving surgeons, hospitals and patients. For more information, please visit www.nuvasive.com.

Forward-Looking Statements

NuVasive cautions you that statements included in this news release or made on the investor conference call referenced herein that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive's results to differ materially from historical results or those expressed or implied by such forward looking statements. In addition, this news release contains selected financial results from the third quarter 2019, as well as projections for 2019 financial guidance and longer-term financial performance goals. The Company's results for the third quarter 2019 are prior to the completion of review and audit procedures by the Company's external auditors and are subject to adjustment. In addition, the Company's projections for 2019 financial guidance and longer-term financial performance goals represent initial estimates, and are subject to the risk of being inaccurate because of the preliminary nature of the forecasts, the risk of further adjustment, or unanticipated difficulty in selling products or generating expected profitability. The potential risks and uncertainties which contribute to the uncertain nature of these statements include, among others, risks associated with acceptance of the Company's surgical products and procedures by spine surgeons, development and acceptance of new products or product enhancements, clinical and statistical verification of the benefits achieved via the use of NuVasive's products (including the iGA® platform), the Company's ability to effectually manage inventory as it continues to release new products, its ability to recruit and retain management and key personnel, and the other risks and uncertainties more fully described in the Company's news releases and periodic filings with the Securities and Exchange Commission. NuVasive's public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

NuVasive, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
(unaudited)	2019	2018	2019	2018
Revenue
Product revenue	$260,173	$242,030	$765,377	$728,232
Service revenue	30,662	29,271	92,339	85,155
Total revenue	290,835	271,301	857,716	813,387
Cost of revenue (excluding below amortization of intangible assets)
Cost of products sold	57,164	54,741	169,263	168,134
Cost of services	19,864	19,419	59,838	56,896
Total cost of revenue	77,028	74,160	229,101	225,030
Gross profit	213,807	197,141	628,615	588,357
Operating expenses:
Sales, marketing and administrative	152,887	141,211	450,816	433,635
Research and development	18,143	15,254	53,271	44,601
Amortization of intangible assets	12,596	12,349	38,498	37,402
Purchase of in-process research and development	—	8,913	—	8,913
Litigation liability loss	—	—	—	27,800
Business transition costs	(333)	1,443	5,146	7,694
Total operating expenses	183,293	179,170	547,731	560,045
Interest and other expense, net:
Interest income	620	130	1,356	380
Interest expense	(9,654)	(9,035)	(28,817)	(28,458)
Other (expense) income, net	(5,696)	4,239	(6,053)	(7,843)
Total interest and other expense, net	(14,730)	(4,666)	(33,514)	(35,921)
Income (loss) before income taxes	15,784	13,305	47,370	(7,609)
Income tax (expense) benefit	(4,774)	2,618	(12,012)	7,931
Consolidated net income	$11,010	$15,923	$35,358	$322

Net income per share:
Basic	$0.21	$0.31	$0.68	$0.01
Diluted	$0.21	$0.30	$0.67	$0.01
Weighted average shares outstanding:
Basic	52,057	51,439	51,901	51,341
Diluted	53,056	53,189	52,667	52,296

NuVasive, Inc.
Consolidated Balance Sheets
(in thousands, except par values and share amounts)

	September 30, 2019	December 31, 2018
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$163,399	$117,840
Accounts receivable, net of allowances of $16,444 and $16,171, respectively	203,611	196,487
Inventory, net	308,893	273,244
Prepaid income taxes	20,328	16,905
Prepaid expenses and other current assets	14,610	13,733
Total current assets	710,841	618,209
Property and equipment, net	263,135	238,841
Intangible assets, net	214,492	252,048
Goodwill	560,744	561,366
Operating lease right-of-use assets	67,128	—
Deferred tax assets	4,023	5,263
Restricted cash and investments	2,395	2,395
Other assets	17,094	29,737
Total assets	$1,839,852	$1,707,859
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$105,944	$105,877
Contingent consideration liabilities	7,774	7,560
Accrued payroll and related expenses	66,044	59,960
Operating lease liabilities	5,792	—
Litigation liabilities	2,065	1,415
Income tax liabilities	5,496	4,648
Total current liabilities	193,115	179,460
Senior convertible notes	617,992	602,526
Deferred and income tax liabilities	13,491	4,964
Operating lease liabilities	72,713	—
Other long-term liabilities	65,927	86,384
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 120,000,000 shares authorized at September 30, 2019 and December 31, 2018, 57,420,854 and 56,648,077 issued and outstanding at September 30, 2019 and December 31, 2018, respectively	62	61
Additional paid-in capital	1,421,235	1,397,829
Accumulated other comprehensive loss	(11,332)	(8,628)
Retained earnings	52,599	17,241
Treasury stock at cost; 5,354,355 shares and 5,116,496 shares at September 30, 2019 and December 31, 2018, respectively	(585,950)	(571,978)
Total equity	876,614	834,525
Total liabilities and equity	$1,839,852	$1,707,859

NuVasive, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended September 30,
(unaudited)	2019	2018
Operating activities:
Consolidated net income	$35,358	$322
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	101,245	96,409
Purchase of in-process research and development	—	8,913
Amortization of non-cash interest	15,853	14,986
Stock-based compensation	20,447	22,062
Reserves on current assets	11,539	11,116
Net loss on strategic investments	4,767	3,867
Other non-cash adjustments	8,733	16,560
Deferred income taxes	9,810	(9,938)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(8,645)	8,622
Inventory	(45,571)	(33,491)
Prepaid expenses and other current assets	(2,499)	(1,047)
Accounts payable and accrued liabilities	7,378	21,400
Accrued payroll and related expenses	4,108	(9,566)
Litigation liability	650	166
Income taxes	(2,588)	108
Net cash provided by operating activities	160,585	150,489
Investing activities:
Acquisitions and investments	(4,100)	(52,555)
Purchases of intangible assets	(7,501)	(7,682)
Purchases of property and equipment	(94,430)	(78,405)
Net cash used in investing activities	(106,031)	(138,642)
Financing activities:
Proceeds from the issuance of common stock	3,888	5,563
Purchases of treasury stock	(13,343)	(2,817)
Payment of contingent consideration	(809)	(18,700)
Proceeds from revolving line of credit	—	100,000
Repayments on revolving line of credit	—	(95,000)
Other financing activities	2,283	(236)
Net cash used in financing activities	(7,981)	(11,190)
Effect of exchange rate changes on cash	(1,014)	(1,349)
Increase (decrease) in cash, cash equivalents and restricted cash	45,559	(692)
Cash, cash equivalents and restricted cash at beginning of period	120,235	78,198
Cash, cash equivalents and restricted cash at end of period	$165,794	$77,506

###

Investor Contact:

Suzanne Hatcher

NuVasive, Inc.

858-458-2240

investorrelations@nuvasive.com

Media Contact:

Jessica Tieszen

NuVasive, Inc.

858-736-0364

media@nuvasive.com